Exhibit 21.1
Stabilis Energy, Inc.
List of Subsidiaries of the Company

The following is a list of certain subsidiaries (greater than 50% owned) of the registrant and their respective states of incorporation.

Name of Subsidiary	Jurisdiction of Incorporation
Diversenergy, LLC	Delaware
Diversenergy Mexico S.A.P.I. de C.V.	Mexico
Lisbon LNG LLC	Washington
M&I Electric Brazil Sistemas e Servicios em Energia LTDA	Brazil
M&I Electric Industries, Inc.	Texas
Mile High LNG LLC	Delaware
PEG Partners, LLC	Delaware
Prometheus Energy Group, Inc.	Delaware
Prometheus Energy Canada Inc.	Canada
Prometheus Technologies, LLC	Washington
South Coast Electric Systems LLC	Delaware
Stabilis Energy, LLC	Texas
Stabilis Energy GCM, LLC	Delaware
Stabilis Energy Mexico 1, LLC	Texas
Stabilis Energy Mexico 2, LLC	Texas
Stabilis Energy Services LLC	Texas
Stabilis FHR Oilfield LNG LLC	Delaware
Stabilis LNG Bakken LLC	Delaware
Stabilis LNG Eagle Ford LLC	Delaware
Stabilis LNG Permian LLC	Delaware
Stabilis Oilfield Investment Company LLC	Delaware
STJ Land Company, LLC	Delaware